PRESS RELEASE

New York
February 20, 2007

NEW GENERATION HOLDINGS ANNOUNCES
STOCKHOLDERS APPROVE SPIN-OFF OF PLASTINUM

New Generation Holdings, Inc. (“NGPX-OTC-BB”) announced today that on February 16, 2007, NGH stockholders approved the previously announced spin-off of its subsidiary, Plastinum Corp. Plastinum will be applying to have its shares listed for trading on the OTC-BB. New Generation Holdings also announced that its stockholders approved all matters which were voted on at the NGH stockholders’ meeting, including the debt conversion transaction previously effected with Jacques Mot, the Company’s Chairman of the Board, President and CEO.

New Generation Holdings, Inc.
245 Park Avenue, 39th floor
New York, N.Y. 10167
Telephone: (1) 212 7924030
Facsimile: (1) 212 7924001
E-mail: info@ngpx.com

Certain statements in this news release, including statements that we “believe”, “expect”, “intend” or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings and the filings of Plastinum Corp. available at http://www.sec.gov.

SOURCE: New Generation Holdings Inc.

By Staff

CONTACT:
New Generation Holdings, Inc.
Jacques Mot
(212) 792-4030
info@ngpx.com